Exhibit 99.1

Press Release

Intelligent Bio Solutions Announces Fiscal Q3 2025 Financial Results and Key Operational Achievements

20% sequential quarterly revenue growth and 91% year-over-year quarterly gross profit growth

Continued momentum from recurring higher-margin cartridge sales now reaching 58% of total sales for the nine months ended March 31, 2025

35 new accounts and international growth during Q3 bring total active accounts to over 450

NEW YORK, May 13, 2025 – Intelligent Bio Solutions Inc. (Nasdaq: INBS) (“INBS” or the “Company”), a medical technology company delivering intelligent, rapid, non-invasive testing solutions, today announced its financial results for the fiscal third quarter and nine months ended March 31, 2025, and provided a business update.

The Company delivered a strong quarter of growth in revenue compared to the previous quarter, supported by ongoing expansion across safety-critical industries and steady customer acquisition. Cartridge sales, a key contributor to margin improvement, continue to make up a growing share of income, contributing 58% of total revenue for the fiscal year to March 31, 2025, and strengthening the Company’s recurring revenue model. With 35 new customers added during the quarter and an active customer base now surpassing 450 accounts, INBS remains on track with its plans to scale its commercial footprint and international presence ahead of its expected entry into the U.S. market.

During the fiscal third quarter, the Company advanced its international growth strategy and product readiness through a series of targeted initiatives. These included expanded access in key European markets, multilingual upgrades to its drug screening system and digital outlets, and further protection of its core intellectual property portfolio. Together, we believe these developments support the Company’s ability to scale globally and drive sustained commercial growth.

“As we expand further into new markets, our focus on growing cartridge adoption, our highest-margin revenue stream, is strengthening the business fundamentals,” said Harry Simeonidis, President and CEO at Intelligent Bio Solutions. “We’ve also seen a notable reduction in losses this quarter, reflecting ongoing improvements in cost control and operational efficiency. To support global scalability, we introduced multilingual functionality across our drug screening system and websites, ensuring our solution is widely accessible, commercially viable, and ready for broader distribution across international markets. We believe these efforts are laying a strong foundation for long-term, sustainable revenue growth.”

Marketing Updates: Scaling Awareness and Engagement

●	Launched localized websites in Arabic, Spanish, and Italian as part of a broader localization strategy to support lead generation and improve accessibility across key regions.
●	Activated multi-channel advertising campaigns in the UK and Australia, targeting safety-critical industries.
●	Launched dedicated distributor-focused campaigns to attract new channel partners across the Asia Pacific region, Europe, and the Middle East.
●	Showcased the Intelligent Fingerprinting Drug Testing Solution at six key events:

○	United Kingdom: The Port Skills & Safety Event and the Health & Safety Event in the UK;
○	United States: The National Drug and Alcohol Screening Association (NDASA) Conference and iAccess events in the USA; and
○	Europe: The European Workplace Drug Testing Society (EWDTS) Conference and Police Winter Forum in Europe.

Sales Updates: Expanding Global Pipeline

●	Secured 35 new accounts throughout the quarter ended March 31, 2025, bringing the Company’s total active account base to over 450.
●	Expanded access to fingerprint drug testing in Spain and Andorra through a strategic collaboration with Detecto, a division of Spanish distributor MTB Distribuciones Tecnologicas SL.
●	Strengthened foothold throughout Europe and the Middle East through partnership with IVY Diagnostics Srl.

Regulatory and Product Development: Progress Across Key Markets

●	Granted a patent in the United States relating to the Intelligent Fingerprinting Drug Screening Cartridge, marking the Company’s sixth U.S. patent.
●	Announced plans for a major system upgrade to support multiple global languages across North and South America, Europe, Asia Pacific, and the Middle East.
●	Integrated Arabic and Latin American Spanish to the Intelligent Fingerprinting Drug Screening System as part of the Company’s multilingual upgrade.
●	Continued regulatory scoping in Canada, Indonesia, and the Philippines to support long-term expansion strategy.

Financial Results for the Fiscal 2025 Third Quarter and Nine-Months Ended March 31, 2025:

●	Total cash and cash equivalents on hand as of March 31, 2025, was $2.81 million.
●	Shareholders equity as of March 31, 2025, was $4.94 million.
●	Total revenues for the fiscal third quarter were $0.73 million, an increase of 20% quarter-over-quarter.
●	Gross profits for the fiscal third quarter were $341,368, an increase of 91% year-over-year.
●	Cartridge revenue increased from 49% to 58% for the nine months ended March 31, 2025, an increase of 9 percentage points compared to the same period in 2024.
●	Total revenue for the nine months ended March 31, 2025, was $2.21 million.

Revenue from sales of goods for the three months ended March 31, 2025, increased by $121,373, or 20%, to $728,867 from $607,494, compared to three months ended December 31, 2024, and compares to $823,800 for the three months ended March 31, 2024. Total revenue for the nine months ended March 31, 2025, was $2.21 million compared to $2.38 million for the same period in 2024. Gross profit increased by $162,879, or 91%, to $341,368 from $178,489 for the three months ended March 31, 2025, compared to the same period in 2024, and increased by $301,214 or 49% to $911,282 from $610,068 for the nine months ended March 31, 2025. Increases in gross profit are mainly attributable to enhanced production capacity, which has reduced direct labor, direct materials, and direct product-related overhead costs. The Company continues to improve its strategic sales mix and operational streamlining, thus driving increased gross profit. Net loss attributable to the Company decreased by $434,141 to $2,543,526 from $2,977,667 for the three months ended March 31, 2025, compared to the same period in 2024.

About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. (NASDAQ: INBS) is a medical technology company delivering intelligent, rapid, non-invasive testing solutions. The Company believes that its Intelligent Fingerprinting Drug Screening System will revolutionize portable testing through fingerprint sweat analysis, which has the potential for broader applications in additional fields. Designed as a hygienic and cost-effective system, the test screens for the recent use of drugs commonly found in the workplace, including opiates, cocaine, methamphetamine, and cannabis. With sample collection in seconds and results in under ten minutes, this technology would be a valuable tool for employers in safety-critical industries. The Company’s current customer segments outside the US include construction, manufacturing and engineering, transport and logistics firms, drug treatment organizations, and coroners.

For more information, visit: https://www.ibs.inc/

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, Intelligent Bio Solutions Inc.’s ability to successfully develop and commercialize its drug and diagnostic tests, realize commercial benefit from its partnerships and collaborations, and secure regulatory approvals, among others. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, included in Intelligent Bio Solutions’ public filings filed with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact:

Intelligent Bio Solutions Inc.

info@ibs.inc

LinkedIn | Twitter

Investor & Media Contact:

Valter Pinto, Managing Director

KCSA Strategic Communications

PH: (212) 896-1254

INBS@kcsa.com

(Financial tables to follow)

Intelligent Bio Solutions Inc.

Condensed Consolidated Balance Sheets

(Amount in US$)

	As of	As of
	March 31, 2025	June 30, 2024
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$2,807,112	$6,304,098
Accounts receivable, net	510,963	429,704
Inventories, net	683,488	777,537
Research and development tax incentive receivable	520,312	525,332
Other current assets	585,456	497,572
Total current assets	5,107,331	8,534,243
Property and equipment, net	546,458	565,850
Operating lease right-of-use assets	126,798	306,744
Intangibles, net	3,803,940	4,372,026
Total assets	$9,584,527	$13,778,863

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$1,330,556	$1,704,568
Current portion of operating lease liabilities	151,322	274,834
Current portion of deferred grant income	2,278,681	2,486,668
Current employee benefit liabilities	447,670	469,381
Current portion of notes payable	356,156	515,282
Total current liabilities	4,564,385	5,450,733
Employee benefit liabilities, less current portion	72,672	63,615
Operating lease liabilities, less current portion	3,704	81,324
Total liabilities	4,640,761	5,595,672

Commitments and contingencies

Shareholders’ equity
Common stock, $0.01 par value, 100,000,000 shares authorized, 6,794,395 and 3,456,000 shares issued and outstanding as of March 31, 2025 and June 30, 2024, respectively	67,941	34,557
Treasury stock, at cost, 116 shares as of March 31, 2025 and June 30, 2024, respectively	(1)	(1)
Additional paid-in capital	65,012,004	60,971,740
Accumulated deficit	(59,442,961)	(51,964,332)
Accumulated other comprehensive loss	(523,417)	(712,614)
Total consolidated Intelligent Bio Solutions Inc. equity	5,113,566	8,329,350
Non-controlling interest	(169,800)	(146,159)
Total shareholders’ equity	4,943,766	8,183,191
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$9,584,527	$13,778,863

Intelligent Bio Solutions Inc.

Condensed Consolidated Statements of Operations and Other Comprehensive Income (Loss)

(Unaudited)

(Amount in US$)

	Three months ended March 31,		Nine months ended March 31,
	2025	2024	2025	2024
Revenue	$728,867	$823,800	$2,208,648	$2,383,957
Cost of revenue (exclusive of amortization shown separately below)	(387,499)	(645,311)	(1,297,366)	(1,773,889)
Gross profit	341,368	178,489	911,282	610,068

Other income
Government support income	173,271	83,842	433,039	346,917

Operating expenses
Selling, general and administrative expenses	(2,407,558)	(2,425,830)	(6,165,688)	(6,587,934)
Development and regulatory approval expenses	(358,351)	(471,313)	(1,814,047)	(923,712)
Depreciation and amortization	(301,978)	(318,923)	(907,577)	(916,796)
Total operating expenses	(3,067,887)	(3,216,066)	(8,887,312)	(8,428,442)
Loss from operations	(2,553,248)	(2,953,735)	(7,542,991)	(7,471,457)

Other income (expense), net
Interest expense	(15,000)	(42,674)	(50,829)	(112,590)
Realized foreign exchange loss	(113)	(996)	(914)	(1,551)
Fair value gain on revaluation of financial instrument	-	-	-	175,738
Interest income	17,687	10,640	92,464	14,288
Total other income, net	2,574	(33,030)	40,721	75,885
Net loss	(2,550,674)	(2,986,765)	(7,502,270)	(7,395,572)
Net loss attributable to non-controlling interest	(7,148)	(9,098)	(23,641)	(23,060)
Net loss attributable to Intelligent Bio Solutions Inc.	$(2,543,526)	$(2,977,667)	$(7,478,629)	$(7,372,512)

Other comprehensive income (loss), net of tax
Foreign currency translation gain (loss)	116,007	(144,026)	189,197	(86,909)
Total other comprehensive income (loss)	116,007	(144,026)	189,197	(86,909)
Comprehensive loss	(2,434,667)	(3,130,791)	(7,313,073)	(7,482,481)
Comprehensive loss attributable to non-controlling interest	(7,148)	(9,098)	(23,641)	(23,060)
Comprehensive loss attributable to Intelligent Bio Solutions Inc.	(2,427,519)	(3,121,693)	(7,289,432)	(7,459,421)

Net loss per share, basic and diluted	$(0.44)	$(1.43)	$(1.59)	$(6.64)
Weighted average shares outstanding, basic and diluted	5,771,911	2,079,864	4,698,494	1,110,089